UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________________
FORM 8-K
______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 11, 2017

Cerner Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-15386	43-1196944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Rockcreek Parkway, North Kansas City, Missouri	64117
(Address of Principal Executive Offices)	(Zip Code)
(816) 221-1024
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 11, 2017, pursuant to approval of the Board of Directors of Cerner Corporation ("Cerner"), Cerner entered into Executive Severance Agreements (collectively, the "Agreements") with the following Cerner executives: Zane Burke, President; Marc Naughton, Executive Vice President and Chief Financial Officer; Mike Nill, Executive Vice President and Chief Operating Officer; and Jeffrey Townsend, Executive Vice President and Chief of Staff (each an "NEO" and, collectively, the "NEOs"). Cerner entered into the Agreements with the NEOs for the purpose of updating the employment arrangements with the NEOs to promote the retention of these NEOs to ensure continuity and stability in Cerner's business. Each of the Agreements supplements and amends their respective employment agreements with Cerner.

The Agreements include a contractual right to severance payments and benefits upon certain termination events as follows:

Termination by Cerner for Cause or on account of death or Disability or resignation by the NEO other than a Constructive Termination (before a Change in Control) or for Good Reason (after a Change in Control): If an NEO's employment is terminated by Cerner for Cause or on account of the NEO's death or Disability, the NEO will be entitled to: i) any accrued but unpaid base salary; ii) any owed reimbursements for unreimbursed business expenses; and iii) such employee benefits (including equity compensation or cash bonuses earned as of the termination date but not yet paid), if any, to which the NEO may be entitled under Cerner's employee benefit plans as of the NEO's termination date (the foregoing amounts described in clause i), ii) and iii) are collectively referred to as the "Accrued Amounts"). If an NEO resigns other than on account of a Constructive Termination (before a Change in Control) or for Good Reason (after a Change in Control), the NEO will be entitled to the Accrued Amounts; provided, that if the NEO resigns with fewer than 30 days' notice, or leaves employment prior to the 30-day notice period without Cerner's permission, the NEO will only be entitled to the Accrued Amounts through the date the NEO submits a notice of resignation.

Termination by Cerner other than for Cause or on account of death or Disability or resignation following Constructive Termination (in each case, prior to a Change in Control): Subject to the NEO executing and delivering a customary severance agreement and release, if, prior to a Change in Control or at any time after 12 months following a Change in Control, an NEO's employment is terminated by Cerner for any reason other than Cause or on account of death or Disability or the NEO resigns following a Constructive Termination, the NEO will be entitled to the Accrued Amounts and the following severance payments and benefits (less normal tax and payroll deductions):

Severance Pay: i) two years' base salary (based on such NEO’s annual base salary at the time of the termination), and ii) two times the average annual cash bonus received during the three-year period immediately preceding the termination. These severance payments will generally be payable pro rata during a 24 month severance term on Cerner's regular paydays.

Benefits: payments having an aggregate value equal to 24 times the difference between the monthly COBRA continuation premium cost to cover the NEO and the NEO's dependents (to the extent covered under Cerner’s health, vision and dental plans on the date of the NEO’s termination) and the monthly amount the NEO was paying for such coverage at the effective date of the NEO's termination, payable pro rata during the 24 month severance term.

Equity Awards: immediate vesting of all stock options or stock appreciation rights and any other outstanding equity-based compensation awards not intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code, and for all outstanding equity-based compensation awards that are intended to constitute "performance-based compensation" under Section 162(m) such will vest or be forfeited in accordance with the terms of the award agreements if the applicable performance goals are satisfied.

Any of the above-described severance payments, equity award acceleration benefits or other benefits may be reduced under the Agreements if i) any portion of such payments or benefits become subject to the golden parachute penalty provisions in under Section 280G or Section 4999 of the Internal Revenue Code and ii) by reducing such payments or benefits the NEO is able to receive a larger portion of such payments and benefits by being able to avoid such golden parachute penalties.

Termination by Cerner other than for Cause or on account of death or Disability or resignation by an NEO for Good Reason (in each case, upon or following a Change in Control): Subject to the NEO executing and delivering a customary severance agreement and release, if there is a Change in Control of Cerner and within 12 months following the effective date of the Change in Control an NEO’s employment is terminated by Cerner for any reason other than for Cause or on account of death or Disability or the NEO resigns for Good Reason, the NEO will be entitled to the Accrued Amounts and the following severance payments and benefits (less normal tax and payroll deductions):

Severance Pay: i) two years' base salary (based on such NEO’s annual base salary at the time of the termination or resignation), and ii) two times the average annual cash bonus received during the three-year period immediately preceding the termination or resignation. These severance payments will be payable in a lump sum payment.

Benefits: payments having an aggregate value equal to 24 times the difference between the monthly COBRA continuation premium cost to cover the NEO and the NEO's dependents (to the extent covered under Cerner’s health, vision and dental plans on the date of the NEO’s termination) and the monthly amount the NEO was paying for such coverage at the effective date of the NEO's termination, payable pro rata during the 24 months following the termination or resignation.

Equity Awards: consistent with current practice, if there is a Change in Control, the Agreements provide for accelerated vesting of 50% of any outstanding and unvested equity incentive awards granted under any of Cerner's equity incentive plans and held by an NEO on the date that the Change in Control becomes effective. The remaining 50% of any unvested equity incentive award that has not yet vested will become fully vested upon the effective date of such termination or resignation. Outstanding equity awards with performance-based vesting will become vested as if an "at-target" level of goal achievement had been obtained.

Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Agreements. The foregoing descriptions of the Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of each Agreement filed as Exhibits 10.1 through 10.4 to this current report on Form 8-K, which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits
10.1    Amended Employment Agreement between Cerner Corporation and Zane M. Burke
10.2    Amended Employment Agreement between Cerner Corporation and Michael R. Nill
10.3    Amended Employment Agreement between Cerner Corporation and Jeffrey A. Townsend
10.4    Amended Employment Agreement between Cerner Corporation and Marc G. Naughton

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERNER CORPORATION

Date: September 11, 2017	By:	/s/ Marc G. Naughton
Marc G. Naughton, Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended Employment Agreement between Cerner Corporation and Zane M. Burke
10.2	Amended Employment Agreement between Cerner Corporation and Michael R. Nill
10.3	Amended Employment Agreement between Cerner Corporation and Jeffrey A. Townsend
10.4	Amended Employment Agreement between Cerner Corporation and Marc G. Naughton